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                                                                   EXHIBIT 10.47

                       EXECUTIVE INCENTIVE PLAN FOR 1996

WILLIAM H. WILCOX

Bonus - Your bonus plan will be designed to yield 80% to 100% of salary. For calendar year 1996 you will be on the same bonus plan as that of Jim Kingston, see attached. This plan is designed to yield $170,000 for the whole year, and we anticipate that it will be very close to that figure. You will receive the full-year calculated amount even though you will be actively employed for only about eight months. Thus, the bonus for this year should result in at least 80% of your salary earned for the year.

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                      EXECUTIVE INCENTIVE PLAN FOR 1996


The plan consists of three components and covers JAMES B. KINGSTON, PRESIDENT,
CEO:

                        Financial    Membership    MBOs


The incentive payment will be made after the audited results for the year are completed to those executives who are employed by United Dental Care at the time payment is made.

FINANCIAL

The base of your 1995 bonus will be fully-diluted earnings per share of $0.90. For each 1/10 of a cent above $0.90 EPS, you will earn $1,360. The maximum to be paid in February, 1997 will be $68,000 under this category. Any excess above $68,000 will be paid at the rate of $15,000/year starting in February, 1998.
Any extraordinary or non-recurring items included in earnings may be excluded by the Committee from the computation of your bonus.

MEMBERSHIP

The base for your bonus is 908,000 commercial prepaid members in December, 1996. Commercial prepaid members exclude low option members and indemnity members. Base membership represents an increase of approximately 14% over the December, 1995 membership. For each commercial prepaid member above 908,000 in December, 1996, you will earn $0.89 per member. The Committee will make an adjustment for any members acquired by acquisition and/or any members lost through sales.

MBOs

For you, the MBO portion of your bonus will be $25,500 maximum. Among your many responsibilities, your MBOs will include RETAINING KEY EXECUTIVES; IMPROVING SERVICE AND CUSTOMER SATISFACTION; FINALIZING AND SUCCESSFULLY INTEGRATING AT LEAST 1 ACQUISITION/MERGER.

Assuming that we achieve plan in both financial performance ($0.95 EPS) and commercial membership growth (994,000 members), and that you achieve 100% of your MBOs, your target Incentive Compensation would be:



                                        TARGETS
                                        -------
                                        Kingston
                                        --------
Financial                                $68,000
Membership                                76,500
MBO                                       25,500
                                        --------
Total                                   $170,000


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                       EXECUTIVE INCENTIVE PLAN FOR 1996

The plan consists of three components and covers MARK E. PAPE, SENIOR VICE PRESIDENT, CFO:

                     Financial       Membership       MBOs

The incentive payment will be made after the audited results for the year are completed to those executives who are employed by United Dental Care at the time payment is made.

FINANCIAL

The base of your 1995 bonus will be fully-diluted earnings per share of $0.90. For each 1/10 of a cent above $0.90 EPS, you will earn $880. The maximum to be paid in February, 1997 will be $44,000 under this category. Any excess above $44,000 will be paid at the rate of $15,000/year starting in February, 1998. Any extraordinary or non-recurring items included in earnings may be excluded by the Committee from the computation of your bonus.

MEMBERSHIP

The base for your bonus is 908,000 commercial prepaid members in December, 1996. Commercial prepaid members exclude low option members and indemnity members. Base membership represents an increase of approximately 14% over the December, 1995 membership. For each commercial prepaid member above 908,000 in December, 1996, you will earn $0.58 per member. The Committee will make an adjustment for any members acquired by acquisition and/or any members lost through sales.

MBOs

For you, the MBO portion of your bonus will be $16,100 maximum. Among your many responsibilities, your MBOs will include RETAINING KEY MANAGERS; IMPROVING INTERNAL AND EXTERNAL SERVICE AND CUSTOMER SATISFACTION; IMPLEMENTING MORE EFFECTIVE AND EFFICIENT PROCEDURES AND SYSTEMS; COMPLETING THE INFORMATION SYSTEM CONVERSION ON TIME AND WITHIN BUDGET; TIMELY AND SUCCESSFUL INTEGRATION OF ACQUISITIONS; AND ENSURING FOR THE PROFITABILITY OF INDEMNITY BUSINESS.

Assuming that we achieve plan in both financial performance ($0.95 EPS) and commercial membership growth (994,000 members), and that you achieve 100% of your MBOs, your target Incentive Compensation would be:

                                 TARGETS
                                 -------
                                 Pape
                                 ----
Financial                         44,000
Membership                        49,900
MBO                               16,100
                                --------
Total                           $110,000

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                       EXECUTIVE INCENTIVE PLAN FOR 1996

The plan consists of three components and covers PETER BARNETT, DMD, SENIOR VICE PRESIDENT, COO:

        Financial               Membership              MBOs

The incentive payment will be made after the audited results for the year are completed to those executives who are employed by United Dental Care at the time payment is made.

FINANCIAL

The base of your 1995 bonus will be fully-diluted earnings per share of $0.90. For each 1/10 of a cent above $0.90 EPS, you will earn $880. The maximum to be paid in February, 1997 will be $44,000 under this category. Any excess above $44,000 will be paid at the rate of $15,000/year starting in February, 1998. Any extraordinary or non-recurring items included in earnings may be excluded by the Committee from the computation of your bonus.

MEMBERSHIP

The base for your bonus is 908,000 commercial prepaid members in December, 1996. Commercial prepaid members exclude low option members and indemnity members. Base membership represents an increase of approximately 14% over the December, 1995 membership. For each commercial prepaid member above 908,000 in December, 1996, you will earn $0.58 per member. The Committee will make an adjustment for any members acquired by acquisition and/or any members lost through sales.

MBOs

For you, the MBO portion of your bonus will be $16,100 maximum. Among your many responsibilities, your MBOs will include RETAINING KEY MANAGERS; IMPROVED CUSTOMER SERVICE AND SATISFACTION; SUCCESSFUL INTEGRATION OF ACQUISITIONS; IMPLEMENTING STANDARD SALES AND OPERATIONS PROCEDURES AND SYSTEMS; AND ENSURING FOR THE PROFITABILITY OF THE INDEMNITY BUSINESS.

Assuming that we achieve plan in both financial performance ($0.95 EPS) and commercial membership growth (994,000 members), and that you achieve 100% of your MBOs, your target Incentive Compensation would be:

                                TARGETS
                                -------
                                Barnett
                                -------
Financial                      $ 44,000
Membership                       49,900
MBO                              16,100
                               --------
Total                          $110,000
